                    ALARIS MEDICAL, INC. AND SUBSIDIARIES          EXHIBIT 11.1
                     COMPUTATION OF NET INCOME PER SHARE
       FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
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
                                                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                    SEPTEMBER  30,         SEPTEMBER 30,
                                                                --------------------  ----------------------
                                                                  1996       1997        1996        1997
                                                                --------   --------   --------     -------
INCOME (LOSS) PER COMMON SHARE ASSUMING NO DILUTION

Income (loss) before dividends on mandatorily
  redeemable preferred stock................................    $   779    $ 1,094    $ 2,788     $(10,223)

Dividends on mandatorily redeemable preferred stock.........       (162)                 (487)
                                                                -------    -------    -------     --------

Net income (loss) applicable to common stock................    $   617    $ 1,094    $ 2,301     $(10,223)
                                                                -------    -------    -------     --------
                                                                -------    -------    -------     --------

Weighted average common shares outstanding (1)..............     16,494     59,246     16,453       58,645
                                                                -------    -------    -------     --------
                                                                -------    -------    -------     --------

Net income (loss) per common share assuming no dilution.....    $   .04    $   .02    $   .14     $   (.17)
                                                                -------    -------    -------     --------
                                                                -------    -------    -------     --------


INCOME PER COMMON SHARE ASSUMING FULL DILUTION (2)

Income before dividends on mandatorily redeemable
  preferred stock...........................................    $   779    $ 1,094    $ 2,788

Dividends on mandatorily redeemable preferred stock.........       (162)                 (487)
Add back interest expense, net of taxes, on convertible
  promissory notes..........................................        417                 1,241
                                                                -------    -------    -------

Net income applicable to common stock.......................    $ 1,034    $ 1,094    $ 3,542
                                                                -------    -------    -------
                                                                -------    -------    -------

Weighted average common shares outstanding prior
  to conversion of convertible promissory notes (1).........     16,519     59,760     16,517

Add weighted average shares issued upon conversion
  of convertible promissory notes...........................     26,083                26,083
                                                                -------    -------    -------

Weighted average common shares outstanding..................     42,602     59,760     42,600
                                                                -------    -------    -------
                                                                -------    -------    -------

Net income per common share assuming full dilution..........    $   .02    $   .02  $    .08
                                                                -------    -------    -------
                                                                -------    -------    -------

(1) INCLUDES THE COMMON STOCK EQUIVALENT OF DILUTIVE OPTIONS OUTSTANDING AT THE END OF EACH PERIOD.

(2) FULLY DILUTED LOSS PER COMMON SHARE IS NOT INCLUDED FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AS IT IS ANTI-DILUTIVE.

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